DELOITTE & TOUCHE LLP
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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated November 6, 1998, appearing in the Annual Report of the United Asset Strategy Fund, Inc. for the year ended September 30, 1998, and to the reference to us under the caption "Financial Highlights" and "Experts" appearing in the Prospectus/Proxy Statement, which are part of such Registration Statement.



Kansas City, Missouri
April 14, 1999